MASTER SUBCONTRACT AGREEMENT (Short Form)

This Master Subcontract Agreement ("Subcontract"), made this 8th day of August, 2016 by and between YKTG (hereinafter "Contractor"), with an office and principal place of business at P.O. Box 7089, Ellicott City, MD and Bravatek Solutions, Inc. d/b/a Viking Telecom Services (hereinafter "Subcontractor") with an office and principal place of business at (hereinafter collectively "Parties").

WITNESSETH:

WHEREAS, Contractor contemplates that from time to time it will enter into prime construction contracts with various clients ("Owner") for the performance of certain construction services with respect to certain projects (each 'Project"); and

WHEREAS, Contractor desires to enter into a master subcontract agreement with Subcontractor whereby Contractor at its discretion may from time to time contract with Subcontractor, and Subcontractor desires to perform said work at the prices and upon the terms and conditions hereinafter expressed;

NOW, THEREFORE, in consideration of the mutual agreements herein expressed, the Parties contract, covenant and agree as follows:

1. Scope of the Subcontract

The Contractor and Subcontractor agree that this Subcontract is a non-exclusive master agreement and that the Contractor may from time to time authorize the Subcontractor to perform certain construction services ("Work") for the Contractor pursuant to this Agreement but only upon the execution by Contractor and Subcontractor of a work order ("Work Order") in a form attached hereto as **Exhibit A.** This Subcontract does not require either the Contractor or Subcontractor to issue or accept any particular Work Order; however, if fully executed, each Work Order shall be governed by the terms and conditions of thise Subcontract, as it may be amended by mutual agreement, and whether or nor the Work Order specifically refers to it.

2. Subcontractor's Work (hereinafter "Work")

Subcontractor shall perform all work and shall furnish all supervision, labor, materials, plant, hoisting, scaffolding, tools, equipment, supplies and all other things necessary for the construction and completion of the work described in each individual Work Order, including work incidental thereto and reasonably inferable therefrom, in strict accordance and full compliance with the terms of this Subcontract, and to the satisfaction of Contractor and the Owner.

3. Payment

Contractor shall pay Subcontractor for performance of the Work, subject to additions and deductions by written change order, a liquidated sum which shall be calculated and agreed to by the Parties to each individual Work Order.

4. Indemnification and Subcontractor's Liability

Subcontractor hereby assumes the entire responsibility and liability for all Work, supervision, labor and materials provided under any Work Order issued pursuant to this Subcontract, whether or not erected in place and for all plant, scaffolding, tools, equipment, supplies and other things provided by Subcontractor until final acceptance of the entirety of the Work by Owner. In the event of any loss, damage or destruction thereof from any cause, Subcontractor shall be liable therefor, and shall repair, rebuild and make good said loss, damage or destruction at Subcontractor's cost, subject only to the extent that any net proceeds are payable under any builder's risk property insurance that may be maintained by Owner or Contractor, if any.

Subcontractor shall be liable to Contractor for all costs Contractor incurs as a result of any failure of Subcontractor, or any of its suppliers or subcontractors of any tier, to perform.

To the fullest extent permitted by law, the Subcontractor shall indemnify, defend, and hold harmless the Contractor, Owner and their respective officers, directors, employees and agents ("Indemnified Parties") from and against all claims, damages, demands, losses, expenses, fines, causes of action, suits or other liabilities, (including all costs reasonable attorneys' fees, consequential damages, and punitive damages), arising out of or resulting from, or alleged to arise out of or arise from, the performance of Subcontractor's Work under the Subcontract, and any Work Order whether such claim, damage, demand, loss or expense is attributable to bodily injury, personal injury, sickness, disease or death, or to injury to or destruction of tangible property, including the loss of use resulting therefrom; **but only to the extent attributable to the negligence of the Subcontractor or any entity for which it is legally responsible or vicariously liable: regardless of whether the claim is presented by an employee of Subcontractor.** Such indemnity obligation shall not be in derogation or limitation of any other obligation or liability of the Subcontractor or the rights of the Contractor contained in this Subcontract or otherwise. This indemnification shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Subcontractor under any workers' compensation act, disability benefits acts or other employee benefits act and includes any loss or injury suffered by an employee of the subcontractor. This indemnification shall be in addition to any indemnity liability imposed by the Contract Documents, and shall survive the completion of the Work or the termination of the Subcontract.

Subcontractor's assumption of liability is independent from, and not limited in any manner by, the Subcontractor's insurance coverage obtained pursuant to Article 5 or otherwise.

5. Subcontractor's Insurance

Prior to commencing the Work, Subcontractor shall procure, and thereafter maintain, at its own expense, until final acceptance of the Work or later as required by the terms of the Subcontract or any individual Work Order, insurance coverage required by this Subcontract. At a minimum, and subject to modification in individual Work Orders, the types of insurance and minimum policy limits specified shall be maintained in a form and from insurers acceptable to Contractor as set forth below. All insurers shall have at least an A- (excellent) rating by A.M. Best and be qualified to do business in the state where the project is located.

This insurance will provide a defense and indemnify the Contractor, but only with respect to liability for bodily injury, property damage and personal and advertising injury caused in whole or in part by the Subcontractor's acts or omissions or the acts or omissions of those acting on the Subcontractor's behalf.

Proof of this insurance shall be provided to the Contractor before the Work commences, as set forth below. To the extent that the Subcontractor subcontracts with any other entity or individual to perform all or part of the Subcontractor's Work, the Subcontractor shall require the other Sub-Subcontractors to furnish evidence of equivalent insurance coverage, in all respects, terms and conditions as set forth herein, prior to the commencement of work by the Sub-Subcontractor. In no event shall the failure to provide this proof, prior to the commencement of the Work, be deemed a waiver by the Contractor of Subcontractor's or the Sub-Subcontractor's insurance obligations set forth herein.

In the event that the insurance company(ies) issuing the policy(ies) required by this exhibit deny coverage to the Contractor, the Subcontractor or the Sub-Subcontractor will, upon demand by the Contractor, defend and indemnify the Contractor at the Subcontractor's or Sub-Subcontractor's expense.

Commercial General Liability Insurance
$1,000,000 Each Occurrence Limit (Bodily Injury and Property Damage)
$2,000,000 General Aggregate per Project
$2,000,000 Products & Completed Operations Aggregate
$1,000,000 Personal and Advertising Injury Limit

Business or Commercial Automobile Liability Insurance
$1,000,000 combined single limit per accident

Workers' Compensation and Employers' Liability Insurance (at the limit chosen in the drop down box below)

$1,000,000 Each Accident; $1,000,000 Each Employee for Injury by Disease; $1,000,000 Aggregate for Injury by Disease

Excess or Umbrella Liability (to overlay Employer's Liability, Automobile Liability and Commercial General Liability coverages at the limit chosen in the drop down box below).
$1,000,000 Occurrence /aggregate

The Contractor and Owner, along with their respective officers, agents and employees, shall be named as additional insureds for Ongoing Operations and Products/Completed Operations on the Subcontractor's and any Sub-Subcontractor's Commercial General Liability Policy, which must be primary and noncontributory with respect to these additional insureds. The Subcontractor shall continue to carry Completed Operations Liability Insurance for at least three (3) years after either ninety (90) days following Substantial Completion of the Work or final payment to the Contractor on any individual Project, whichever is later.

The Contractor and Owner, along with their respective officers, agents and employees shall be named as additional Insureds on the Business or Commercial Automobile Liability Policy, which must be primary and noncontributory with respect to these additional insureds. It is expressly understood by the parties to this Subcontract that it is the intent of the Parties that any insurance obtained by the Contractor is deemed excess, non-contributory and not co-primary in relation to the coverage(s) procured by the Subcontractor, the Sub-Subcontractor or any of their respective consultants, officers, agents, subcontractors, employees or anyone directly or indirectly employed by any of them, or by anyone for whose acts any of the aforementioned may be liable by operation of statute, government regulation or applicable case law.
To the fullest extent permitted by applicable state law, a Waiver of Subrogation Clause shall be added to the General Liability, Automobile and Workers Compensation policies in favor of Contractor and Owner, and this clause shall apply to the Contractor's and Owner's officers, agents and employees, with respect to all Projects during the policy term.

Prior to commencement of Work on any individual Project, Subcontractor shall submit a Certificate of Insurance in favor of Contractor and an Additional Insured Endorsement (in a form acceptable to the Contractor) as required hereunder. The Certificate shall provide for thirty (30) days' written notice to Contractor for cancellation or any change in coverage. Copies of insurance policies shall promptly be made available to the Contractor upon request.

6. Time of Performance

Subcontractor will commence Work when directed by Contractor and will proceed with the Work in a prompt and diligent manner in accordance with the Project Schedule attached to the individual Work Order as such Schedule may be amended from time to time by Contractor. TIME IS OF THE ESSENCE. Subcontractor shall be entitled to additional compensation for compliance with Schedule amendments only to the extent, if any, that Contractor receives reimbursement from the Owner.

7. Safety

The Contractor makes no representation with respect to the physical conditions or safety of any Project Site. The Subcontractor shall, at its own expense, preserve and protect from injury its employees engaged in the performance of the Work and all property and persons which may be affected by its operations in performing the Work. The prevention of accidents to workers engaged in the Work and others affected by the Work is the responsibility of the Subcontractor and Subcontractor shall comply with all federal, state, labor and local laws, regulations and codes concerning safety as shall be applicable to the Work and to the safety standards established by Contractor during the progress of the Work. Subcontractor shall indemnify, defend and hold harmless Contractor, Owner and their respective officers, directors, agents and employees from any costs, expenses or liability (including attorneys' fees, fines or penalties) arising out of the Subcontractor's failure to comply with the aforesaid laws, regulations and codes.

8. Clean-up

Subcontractor shall clean up the areas used by Subcontractor for its Work on a daily basis and remove from each Project site, or to a specified location on the Project site as directed by Contractor, and in a manner that will not impede either the progress of the Project or of other trades, all rubbish, waste material, excess material and debris resulting from the Work.

IN WITNESS WHEREOF, the Parties, by their duly authorized representatives, have hereunto executed this Subcontract, on the day and year first above written.

SUBCONTRACTOR: Bravatek Solutions, Inc. d/b/a Viking Telecom Services		**CONTRACTOR: YKTG, LLC**	
By:	[signature]	By:	[signature]
Name:	Thomas A. Cellucci	Name:	Andrew P. Woods, III
Title:	Chairman and CEO	Title:	EVP
Date:	August 8, 2016	Date:	August 8, 2016

Release 10/2013

EXHIBIT A
WORK ORDER FORM NO. ______

Date: **August 8, 2016**

Project: **Wireless Deconstruction Project**

Owner: **N/A**

Dear Tom:

YKTG, LLC("Contractor") would like Bravatek Solutions ("Subcontractor") to perform certain construction services for the above identified Project in accordance with the scope of work as set forth below ("Work"). This Work Order is being issued in accordance with that certain Master Subcontract Agreement dated as August 8, 2016 entered into between Contractor and Subcontractor ("Master Agreement").

The Work must be completed in accordance with the following Project Schedule:
June 2017

Compensation:

The Contractor shall pay the Subcontractor, subject to the terms of this Work Order, the liquidated sum of not to exceed Eight million four hundred thousand Dollars ($8,400,000.00) inclusive of any and all Reimbursable Expenses.

Scope of Work:

The following Work is required to be performed pursuant to this Work Order:

See Purchase Order and Exhibits. The purchase order is the legal and binding contract and supercedes the work order. The work order can be terminated under the provisions within the pruchase order.

Contract Documents:

The Contract Documents include the following:
Exhibit A, Exhibit B, Exhibit C, Exhibit D, Exhibit E

CONTRACTOR

By: ______________________

Name: Andrew P. Woods, III

Title: EVP

Date: August 8,2016

SUBCONTRACTOR

By: ______________________

Name: Thomas A. Cellucci

Title: Chairman and CEO

Date: August 8, 2016